Exhibit 99.2

Willdan Adds Energy Analysis and Strategy Consulting Firm,  Energy and Environmental Economics, Inc. (E3)

ANAHEIM, Calif.—(BUSINESS WIRE)—Willdan Group, Inc. (NASDAQ: WLDN) announced today that it has acquired Energy and Environmental Economics, Inc. (E3), a data-driven energy analysis and strategy consulting firm, in a stock purchase that closed on October 28.  E3 has more than 70 employees across offices in San Francisco, Boston, and New York.  E3 generated approximately $16 million in revenue in 2018.

“We see this partnership with Willdan as an exciting growth opportunity to bring E3’s energy insights and analytical horsepower to a broader audience and clientele,”  said Ren Orans, Managing Partner of E3. “We were attracted to Willdan’s vision for growth in this industry.  Willdan has a unique combination of real-world, ‘boots on the ground’ engineering and programmatic experience. Their forward-looking vision to develop new software and implementation strategies that enable clean energy aligns well with E3’s long-term vision.”

“E3 regularly advises public utilities commissions, technology and project developers, utility management teams, and governors’ offices on important regulatory policy and strategic decisions,” said Tom Brisbin,  Willdan’s CEO and Chairman.  “We believe that E3 will provide Willdan and our clients visibility into future market trends and position us to advise clients on upcoming policy, electrification, and decarbonization.”

About Energy and Environmental Economics (E3)

E3 is a leading energy economics and strategy consulting firm. They are the developers of several industry-leading analytical tools in electricity resource planning, greenhouse gas scenario analysis, energy markets analysis, and demand-side resource valuation. Founded in 1989, E3 helps utilities, regulators, policy makers, developers, and investors nationwide make strategic decisions as they implement new public policies, respond to technological advances, and address customers’ shifting expectations.  For more information, visit www.ethree.com.

About Willdan

Willdan is a nationwide provider of professional technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Forward-Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan's intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates.  It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy efficiency services market, changes in state, local, and regional economies and government budgets, Willdan’s ability to win new contracts, to renew existing contracts (including with its three primary customers and the two primary customers of recently acquired Lime Energy) and to compete effectively for contract awards through bidding processes and Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy.  Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 28, 2018.  Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Contacts

Willdan Group, Inc.

Stacy McLaughlin

Chief Financial Officer

714-940-6300

smclaughlin@willdan.com

or

Investor/Media Contact

Financial Profiles, Inc.

Tony Rossi, 310-622-8221

trossi@finprofiles.com